EXHIBIT 5.1

Laura Stein, Esq.
Senior Vice President — General Counsel
The Clorox Company
1221 Broadway
Oakland, California 94612-1888

February 12, 2014

The Clorox Company
1221 Broadway
Oakland, California 94612-1888

Ladies and Gentlemen:

     I am General Counsel of The Clorox Company, a Delaware corporation (the “Company”). This opinion is being rendered in connection with the filing of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 14,500,000 shares of its common stock, $1.00 par value per share (the “Stock”), to be issued pursuant to The Clorox Company 2005 Stock Incentive Plan, Amended and Restated as of November 14, 2012 (the “Plan”).

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company and the Bylaws (restated) of the Company, each as in effect on the date hereof, (iii) the Plan, (iv) resolutions of the Board of Directors of the Company, dated September 11, 2012 authorizing the issuance of the Stock and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based upon the foregoing, subject to the limitations and qualifications contained in this opinion, I am of the opinion that:

     1. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

     2. Upon issuance and delivery of the Stock, in accordance with the terms and conditions of the Plan, the Stock will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the Delaware General Corporation Law, and I express no opinion as to the laws of any other state or jurisdiction.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Laura Stein
Laura Stein, Esq.
Senior Vice President -- General Counsel